Investor Contact:	Media Contact:
MIPS Technologies, Inc. Investor Relations Bonnie Gardiner +650-567-7007 bonnieg@mips.com	MIPS Technologies, Inc. Corporate Communications Kathleen Matthews +650-567-5035 matthews@mips.com

MIPS Technologies Reports Fourth Quarter and Fiscal 2005 Financial Results
Fiscal Year Return to Profitability with Revenue Growth of 28 Percent

MOUNTAIN VIEW, Calif., July 27, 2005 — MIPS Technologies, Inc. (NASDAQ: MIPS), today reported financial results for its fourth quarter and fiscal year ended June 30, 2005. Revenue for the fiscal year 2005 grew 28 percent in both royalties and contract revenue compared to fiscal year 2004.

Total revenue for the fourth quarter of fiscal 2005 was $14.3 million compared to $14.2 million for the same quarter a year ago. Royalties were $7.1 million, an increase of nine percent compared to $6.5 million in the same quarter a year ago. Contract revenue was $7.2 million, a decrease of six percent compared to $7.7 million in the comparable period in fiscal 2004. Net income for the fourth quarter of fiscal 2005 was $2.7 million compared to a net income of $2.6 million for the same quarter a year ago. Net income per share on a diluted basis for the fourth quarter of fiscal 2005 was $0.06 compared to a net income per share on a diluted basis of $0.06 for the same quarter a year ago.

Total revenue for fiscal year 2005 was $61.2 million, an increase of 28 percent compared to $47.9 million in fiscal 2004. Royalties were $30.0 million, an increase of 28 percent compared to $23.4 million in fiscal 2004. Contract revenue was $31.2 million, an increase of 28 percent compared to $24.4 million in 2004. Net income for fiscal 2005 was $13.4 million compared to a net loss of $1.5 million in fiscal 2004. Fiscal 2005 net income per share on a diluted basis was $0.30 compared to a net loss per share of $0.04 in fiscal 2004.

“We are pleased with our annual revenue growth and return to fiscal year profitability. With ten new licenses this quarter, bringing our total to 43 for the fiscal year, we realized 28 percent growth in our annual contract revenue,” said Casey Eichler, chief financial officer of MIPS Technologies. “Although license fees were lower than expected this last quarter, the digital consumer and networking markets in which the MIPS architecture is so successful, continue to offer growth from which we expect to benefit.”

“Fiscal year 2005 was marked by the strongest revenue growth in our seven year history, despite a soft fourth quarter” said John Bourgoin, president and CEO of MIPS Technologies. “Our 24K core family continues to beat the competition in the market, and our new multithreading technology has strong promise as a winner and driver of growth in fiscal year 2006.”

MIPS Technologies invites you to listen to management’s discussion of Q4 and fiscal 2005 results and guidance for Q1 fiscal 2006 in a live conference call today beginning at 1:45 p.m. Pacific. Conference call number is 1-719-457-2642. Replay number is 1-719-457-0820 and will be available for five days, beginning shortly after the end of the conference call. The access code is 3917430. An audio replay of the conference call will be posted on the Company’s website (www.mips.com/content/Corporate/InvestorRelations/ir) soon thereafter.

Q4 FY2005 Highlights:
From its inception over 20 years ago, the MIPS(R) architecture has represented innovation and performance. Today, MIPS Technologies and its licensees continue to lead in system-performance and innovative solutions for established and emerging markets. With ten design teams actively developing the architecture, hundreds of successful implementations throughout the world, and a vibrant ecosystem of third-party tools and software-MIPS continues to be at the core of the user experience.

Following are selected press release headlines from MIPS Technologies, and the company’s licensees, systems vendors and third party providers.

HDTV & DTV News
•   JVC Reaffirms ATI’s Digital TV Technology Leadership; High-Definition Displays Feature ATI’s MIPS-Based(TM) Xilleon 226 and other Products

Set Top Box News
•  NEC Electronics Introduces MIPS-Based(TM) Single-Chip Secure MPEG Decoder for Set Top Boxes
•  Broadcom MIPS-Based(TM) IPTV Set-Top Box Silicon Used in World's First Demonstration of MPEG-4 High Definition Live TV Broadcasting Over an ADSL2+ Network
•  Philips Announces Single Chip Solution for Satellite Set-Top Boxes; Solution Contains MIPS-Based(TM) Philips PR1910 CPU
•  Equator Introduces Sailfish Set-Top Box Reference Platform at NAB; Utilizes MIPS-Based Alchemy(TM) Au1550(TM) CPU
•  Alpha Networks Unveils High-Definition VC-1 and H.264/AVC Set-top Box at NAB 2005 Utilizing MIPS-Based(TM) Equator Set-Top Box Reference Platform

Broadband News
•  Corecess Chooses Wintegra for Next Generation IP-DSLAM Line Card; Will Utilize MIPS-Based(TM) WinPath CPUs
•  Cavium Networks Announces Customer Sampling of OCTEON(TM) Multi-core MIPS64(TM) Processors; Demonstrates OCTEON at SuperComm 2005

VoIP News
•  D2 Technologies to Provide Optimized VoIP Algorithms for New High-Performance MIPS32(R) 24KE(TM) Cores
•  Z-Com Selects Texas Instruments Embedded WLAN and MIPS-Based(TM) Voice over IP Solutions for Next Generation USB Adapters and Residential Gateway Modules
•  3Com Selects Texas Instruments’ Voice over IP Technology to Power 3Com IP Phones; MIPS-Based TNETV1050 IP Phone Chip Utilized
•  PMC-Sierra Announces MIPS-Based(TM) Wireless-Capable Voice Over IP ‘Router On A Chip’

Office Automation
•  MIPS-Based(TM) TX99/H4 RISC Microprocessor from Toshiba to Power New Canon Multi-function Digital Copier

SOHO and Wireless News
•  Z-Com Selects Texas Instruments Embedded WLAN and MIPS-Based(TM) Voice over IP Solutions for Next Generation USB Adapters and Residential Gateway Modules
•  Metalink Unveils MIPS-Based(TM) Chipset For Emerging 802.11n Standard Supporting Breakthrough 240Mbps Wireless LAN Speed
•  Atheros MIPS-Based(TM) USB2.0 802.11a/g WLAN Technology Unwires Desktop PCs in Japan
•  Cavium Networks Delivers Highest Performance Airgo True MIMO(TM) Based 802.11 Secure Wireless Gateway Reference Design Utilizing MIPS-Based(TM) NITROX(TM) Soho Processors
•  Cavium Networks & Atheros Communications Introduce Combined 802.11 a/b/g Reference Design for Wireless Broadband Gateways; Design Utilizes MIPS-Based(TM) NITROX(TM) Soho Processors

Corporate News
•  EDA Consortium Appoints MIPS Technologies CEO to Board
•  Wintegra Enters Into Strategic Relationship With PMC-Sierra to Develop MIPS-Based(TM) Multi-Service Access Systems Solutions
•  CoWare, Magma Design Automation, MIPS Technologies and Virage Logic to Co-Host Hands-On Tutorial Session at Design Automation Conference
•  MIPS Technologies Names Wind River as its Premier Device Software Optimization Solution Provider

Security
• Uniform Industrial Corporation (UIC) selected USIP(R) Professional platform for its new range of secure PINPADs powered by the MIPS32 4KSd Innova Card Solution
• Elliptic Semiconductor launches Digital Rights Management Security Products

Newly Announced Licenses
•  Raza Microelectronics Licenses the MIPS64(R) Architecture for Next Generation Processors
•  MIPS Technologies and ITE Technology, Inc. Announce Agreement to License MIPS32(R) 4KE(TM) Pro Core Family

Product News
•  MIPS Technologies Introduces the MIPS32(R) 24KE(TM) Core Family — the First DSP ASE Enabled MIPS(R) Cores
•  Accelerated Technology's Nucleus EDGE Embedded Development Environment Supports MIPS Architecture
•  Accelerated Technology's Nucleus PLUS Support for MIPS32 24K Core Family Supports Developers of Digital Consumer Devices

Ecosystem News
•  Toshiba Announces Availability of Reference Board for the MIPS-Based(TM) TX4939XBG-400 Embedded PCI-Based Microprocessor, Its Newest 64-Bit RISC Processor
•  CoWare and MIPS Technologies to Automate Application-Optimized Processor Creation
•  Virage Logic Accelerates Silicon Success with Integrated Partner Solutions at 2005 Design Automation Conference
•  TSMC and RMI Collaborate on 90nm Process for New Throughput-Optimized MIPS-Based(TM) Thread Processor Solutions
•  Wind River VxWorks 6.1 Delivers Unprecedented Interoperability and Compatibility Across Software Platforms and Hardware Architectures
•  Wind River Raises the Bar in Linux Device Software Development; Introduces New Products, Services and Partnerships to Speed Linux Adoption in the Device Software Optimization Market
•  Wind River Transforms Consumer Device Industry; Announces Comprehensive Suite of Products and Service Offerings, Expanded Partner Ecosystem and Reference Design Systems
•  PMC-Sierra Demonstrates Micro Multi-Service Provisioning Platform Capabilities with New Evaluation System; Powered by PMC-Sierra's 64-bit MIPS-Based(TM) CPU

MIPS Technologies, Inc.
MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc. is based in Mountain View, California, and can be reached at 650-567-5000 or www.mips.com.

This press release contains forward-looking statements, including those regarding MIPS Technologies’ market growth. Actual events or results may differ materially from those anticipated in these forward looking statements as a result of a number of different risk and uncertainties, including but not limited to: our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factor affecting our business, we refer you to the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended June 30, 2004 and subsequent Forms 10-Q and 8-K.

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2005	2004	2005	2004
Revenue:
Royalties	$7,062	$6,485	$29,988	$23,439
Contract Revenue	7,222	7,702	31,231	24,446

Total revenue	14,284	14,187	61,219	47,885
Costs and expenses:
Research and development	5,853	5,230	21,911	23,962
Sales and marketing	4,211	3,525	14,851	11,878
General and administrative	2,552	2,459	10,029	8,486
Restructuring	—	—	277	3,233

Total costs and expenses	12,616	11,214	47,068	47,559

Operating income	1,668	2,973	14,151	326
Other income, net	1,217	93	2,412	591

Income before income taxes	2,885	3,066	16,563	917
Provision for income taxes	191	498	3,200	2,448

Net income (loss)	$2,694	$2,568	$13,363	$(1,531)

Net income (loss) per basic share	$0.06	$0.06	$0.32	$(0.04)

Net income (loss) per diluted share	$0.06	$0.06	$0.30	$(0.04)

Common shares outstanding-basic	42,121	40,634	41,501	40,434

Common shares outstanding-diluted	45,003	43,562	44,465	40,434

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2005	June 30, 2004
Assets
Current assets:
Cash and cash equivalents	$91,686	$78,335
Short-term investments	19,825	15,041
Accounts receivable, net	2,544	2,488
Prepaid expenses and other current assets	2,813	3,159

Total current assets	116,868	99,023
Equipment and furniture, net	2,899	3,578
Other assets	7,779	6,102

	$127,546	$108,703

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,346	$1,255
Accrued liabilities	13,604	12,344
Deferred revenue	2,825	3,407

Total current liabilities	17,775	17,006
Long-term liabilities	2,938	2,038
Stockholders' equity	106,833	89,659

	$127,546	$108,703